Exhibit 4.4

Execution version

GUARANTEE AGREEMENT

(No. selvskyldnergaranti)

16 November 2021

between

TIDEWATER INC.

as Company

The entities

listed in Schedule 1 (The Original Guarantors)

as Original Guarantors

and

NORDIC TRUSTEE AS

as Security Agent

CONTENTS
Clause		Page

1	DEFINITIONS, INTERPRETATION AND MISCELLANEOUS	3
2	GUARANTEE AND INDEMNITY	4
3	REPRESENTATIONS AND WARRANTIES	5
4	UNDERTAKINGS	5
5	PAYMENTS AND DEMANDS	6
6	DEFERRAL OF GUARANTORS' RIGHTS	8
7	LIMITATION ON LIABILITY	9
8	CONTINUING GUARANTEE AND OTHER MATTERS	9
9	CHANGES TO THE GUARANTORS	11
10	MISCELLANEOUS	12
11	GOVERNING LAW	13
12	ENFORCEMENT	13

THIS AGREEMENT (the "Agreement") is dated 16 November 2021 and made between:

(1)	TIDEWATER INC., a corporation incorporated under the laws of the State of Delaware under file number 496908 (the "Company");

(2)	THE ENTITIES listed in Schedule 1 (The Original Guarantors) as original guarantors (the "Original Guarantors"); and

(3)	NORDIC TRUSTEE AS as security agent for the Secured Parties (the "Security Agent").

IT IS AGREED as follows:

1	DEFINITIONS, INTERPRETATION AND MISCELLANEOUS

1.1	Definitions

In this Agreement capitalised terms shall (unless otherwise set out herein or required by the context) have the meaning ascribed to them in the Intercreditor Agreement (as defined below), and:

"Accession Letter" means a letter substantially in the form set out in Schedule 2 (Form of Accession Letter).

"Additional Guarantor" means a member of the Group which becomes a Guarantor in accordance with Clause 9.1 (Additional Guarantors).

"Bond Terms" means the senior secured bond terms dated 15 November 2021 entered into between the Company as issuer and the Security Agent as bond trustee.

"Final Discharge Date" means the first date on which all the Secured Obligations have been fully and finally discharged to the satisfaction of the Security Agent, whether or not as the result of an enforcement, and none of the Secured Parties are under any further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.

"Guarantor" means an Original Guarantor or an Additional Guarantor.

"Intercreditor Agreement" means the intercreditor agreement dated 16 November 2021 entered into between, among others, the Original Guarantors and the Security Agent.

"Resignation Letter" means a letter substantially in the form set out in Schedule 3 (Form of Resignation Letter).

"Secured Obligations" means all present and future liabilities and obligations at any time due, owing or incurred by any member of the Group and by each Debtor to any Secured Party under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

"Security Period" means the period from and including the date of this Agreement to and including the Final Discharge Date.

1.2	Construction

Clause 1.2 (Construction) of the Intercreditor Agreement shall apply to this Agreement as if set out in full herein (with any logical adjustments).

1.3	Miscellaneous

The Guarantors have been informed of the other security and guarantees granted in connection with the Debt Documents.

2	GUARANTEE AND INDEMNITY

2.1	Type of guarantee

The guarantee created by this Agreement shall constitute a Norwegian law selvskyldnergaranti.

2.2	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Secured Party the punctual performance of all the Secured Obligations by any member of the Group and by each Debtor to any Secured Party under the Debt Documents;

(b)

undertakes with each Secured Party that whenever any member of the Group or any Debtor does not pay to any Secured Party any amount when due under or in connection with any Debt Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party immediately on demand against any cost, loss or liability it incurs as a result of any member of the Group or any Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it to any Secured Party under any Debt Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Agreement if the amount claimed had been recoverable on the basis of a guarantee.

2.3	Limitations

(a)

The liability of each Guarantor under this Agreement shall be limited to USD 280,000,000 (or its equivalent in other currencies) plus the amount of any interest, commission, default interest, fees, costs and expenses accrued in respect of the Secured Obligations.

(b)

Notwithstanding any other provision in this Agreement, the guarantee created by this Agreement with respect to any Guarantor incorporated in any other jurisdiction, is subject to any limitations set out in the Accession Letter applicable to such Additional Guarantor.

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3	REPRESENTATIONS AND WARRANTIES

3.1	Original Guarantors

Each Guarantor makes the following representations and warranties on the date of this Agreement:

(a)

it is a corporation, limited liability company or limited partnership, duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation (as the case may be) and has the power to own its assets and carry on its business as it is being conducted;

(b)	the entry into and performance by it of this Agreement and the transactions contemplated hereby, do not and will not violate:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets;

(c)

it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated hereby; and

(d)

subject to matters which are usually set out as qualifications or reservations as to matters of law of general application in legal opinions, the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations.

3.2	Additional Guarantors

The representations and warranties set out in this Clause 3 are deemed to be made by each Additional Guarantor on the date on which it becomes an Additional Guarantor.

4	UNDERTAKINGS

4.1	General undertakings

No Guarantor shall do, cause or permit to be done anything which will, or could reasonably be expected to, have a material adverse effect on the rights of the Secured Parties under this Agreement.

4.2	Vessel undertakings

(a)	Capitalised terms used in this Clause 4.2 shall have the meaning ascribed to them in the Bond Terms.

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(b)	Each Vessel Owner, each Vessel Manager and each Vessel Charterer undertakes to, comply with the following undertakings:

(i)

provide for reasonable and satisfactory maintenance and insurance of the Vessels owned by a Restricted Group Company and all relevant equipment related thereto at all times, hereunder to retain each such Vessel in class except while stacked;

(ii)	during operation of the Vessels owned by a Restricted Group Company, ensure that the Vessel Manager or Vessel Charterer (as applicable) runs proper maintenance of such Vessel;

(iii)

ensure that the Vessels owned by a Restricted Group Company shall be adequately insured under the Mandatory Insurances. The Security Agent (and the RCF Agent) shall take out a Mortgagee Interest Insurance and Mortgagee Additional Perils Insurance in respect of the Security Vessels at the expense of the Company. The insurances and Loss Payee Clause shall be in accordance with the Nordic Marine Insurance Plan, American Institute Hull Clauses or other insurances with at least similar terms or otherwise acceptable to the Security Agent;

(iv)

ensure that the Vessels owned by a Restricted Group Company are operated in all material respects in accordance with applicable laws and regulations (including but not limited to applicable sanctions) and good industry practice;

(v)

no amendments, supplements, variations or waiver of any material terms of the Vessel Management Agreement of any Security Vessel to be made if any such amendment, supplement, variation or waiver would have a material adverse effect;

(vi)

upon request of the Security Agent and with reasonable advance notice, arrange for the Security Agent, and/or any person appointed by the Security Agent, to undertake a technical inspection of the Vessels owned by a Restricted Group Company without interference of the daily operation of such Vessel and at the expense of the Company (however limited to maximum one yearly inspection per Vessel unless an Event of Default has occurred and is continuing); and

(vii)

procure that the Vessel Managers or Vessel Charterers (as applicable) operate the Security Vessels in accordance with good industry standards and in accordance with the relevant Vessel Management Agreements and in compliance with the terms hereof and the Transaction Security Documents.

5	PAYMENTS AND DEMANDS

5.1	Payment on demand

(a)

Each Guarantor unconditionally and irrevocably undertakes with each Secured Party that whenever any member of the Group or any Debtor does not pay to any Secured Party any amount when due under or in connection with any Debt Document, that Guarantor shall immediately on demand by the Security Agent pay that amount as if it was the principal obligor.

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(b)	Each such payment shall be made by such Guarantor to such account as the Security Agent may, on behalf of the relevant Secured Party, from time to time notify in writing.

5.2	Tax gross-up

(a)	Each Guarantor shall make all payments under this Agreement without any deduction or withholding for or on account of tax, unless such deduction or withholding is required by law.

(b)	If a Guarantor is required by law to make any such deduction or withholding:

(i)

the amount of the payment due from it shall be increased to an amount which (after making any such deduction or withholding) leaves an amount equal to the payment which would have been due if no such deduction or withholding had been required; and

(ii)	at the request of the Security Agent, deliver to the Security Agent evidence that the required deduction or withholding has been made.

5.3	Set-off and counterclaims

(a)	All payments to be made by a Guarantor under this Agreement shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)

A Secured Party may set off any matured obligation due from a Guarantor under this Agreement (to the extent beneficially owned by that Secured Party) against any matured obligation owed by that Secured Party to that Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

5.4	Default interests

(a)

If a Guarantor fails to pay any amount under this Agreement on its due date, default interest shall accrue on such overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is equal to the sum of (i) the rate of interest which at the time applies to the Secured Obligations in respect of which the relevant demand under this Agreement was made (which, for the avoidance doubt, shall not include the rate of any default interest which applies to those Secured Obligations) and (ii) 3.00 per cent. per annum.

(b)	Any default interest accruing under this Clause 5.4 shall be immediately payable by such Guarantor on demand.

5.5	Application of proceeds

Any amount received or recovered from a Guarantor under or in respect of this Agreement shall be applied in accordance with the provisions of the Intercreditor Agreement.

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5.6	Further assurance and power of attorney

(a)

Each Guarantor shall promptly do all such acts and execute all such documents (including, without limitation, any transfer documents, notices or instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require) to facilitate the realisation and/or enforcement of the guarantee and indemnity created by and in accordance with this Agreement.

(b)

Each Guarantor irrevocably appoints the Security Agent as its attorney in fact, following the occurrence of an Event of Default which is continuing, with full power of substitution, to do any act which any Guarantor is obliged to do, but has failed to do, under this Agreement (including, without limitation, to sign any transfer documents, notices or instructions on such Guarantor's behalf in accordance with this Agreement).

6	DEFERRAL OF GUARANTORS' RIGHTS

(a)

During the Security Period, no Guarantor shall, without the prior written consent of the Security Agent, exercise any rights which it may have by reason of performance by it of any of its obligations under this Agreement or any of the other Debt Documents:

(i)	to be indemnified by any other Debtor;

(ii)	to claim any contribution from any other security provider and/or guarantor of any of the Secured Obligations;

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Debt Documents or of any other guarantee or security taken pursuant to, or in connection with, the Debt Documents by any Secured Party;

(iv)	to bring legal or other proceedings for an order requiring any Debtor to make any payment, or perform any obligation, in respect of the Secured Obligations;

(v)	to exercise any right of set-off against any other Debtor; and/or

(vi)	to claim or prove as a creditor of any Debtor in competition with any Secured Party.

(b)

If a Guarantor receives any payment or distribution in relation to the rights described in paragraph (a) above, it shall, to the extent necessary to enable all of the Secured Obligations to be repaid in full, hold that payment or distribution separated from its other assets and promptly pay or transfer the same to the Security Agent for application in accordance with the terms of this Agreement and the Intercreditor Agreement.

(c)	This Clause 6 shall be supplemental and without prejudice to, and shall not limit, the provisions set out in the Intercreditor Agreement.

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7	LIMITATION ON LIABILITY

(a)	Neither the Security Agent nor any other Secured Party shall be liable for any loss, liability or expense arising from or in connection with:

(i)	any of them exercising any of its rights or powers under or in connection with this Agreement;

(ii)	any act, default, omission or misconduct on the part of any delegate or representative on behalf of any of them; or

(iii)	the timing of the exercise of any of their (or any of its delegates or representatives) powers or rights under or in connection with this Agreement,

except, in case of paragraphs (a)(ii) and (iii) above, in the case of gross negligence or wilful misconduct.

(b)	In no case shall the Security Agent or any Secured Party be liable or held responsible for any indirect damage, consequential loss or loss of profit.

8	CONTINUING GUARANTEE AND OTHER MATTERS

8.1	Continuing guarantee

The guarantee created under this Agreement is a continuing guarantee and will extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part.

8.2	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Debtor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Agreement will continue or be reinstated as if the discharge, release or arrangement had not occurred.

8.3	Waiver of defences and confirmations

(a)

The obligations of each Guarantor under this Agreement will not be affected by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations under this Agreement (without limitation and whether or not known to it or any Secured Party) including:

(i)	any time, waiver or consent granted to, or composition with, any Debtor or other person;

(ii)	the resignation or release of any Guarantor, or the release of any other Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

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(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Debtor or any other person;

(v)

any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Debt Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in or the addition of any new facility or other financing under any Debt Document or other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security; or

(vii)	any insolvency or similar proceedings.

(b)	Each Guarantor irrevocably waives any right that it would otherwise have to be notified of:

(i)	any security the giving of which was a precondition for the making of any utilisation under any of the Debt Documents, but which has not been validly granted or has lapsed;

(ii)	any default, event of default or acceleration event (however described) under any of the Debt Documents and to be kept informed thereof;

(iii)

any deferral, postponement or other forms of extensions granted to a Debtor or any other member of the Group in respect of any repayments, prepayments or payment to be made under any of the Debt Documents; and

(iv)	a Debtor's or any other person's bankruptcy proceedings or debt reorganisa‐tion proceedings and/or any application for the latter.

(c)

Each Guarantor hereby irrevocably waives all its rights under the provisions of the Norwegian Financial Agreements Act of 25 June 1999 no. 46 (not being mandatory provisions), including (without limitation) the rights set out in Sections 62 through 74 of that act.

8.4	Guarantor intent

Without prejudice to the generality of Clause 8.3 (Waiver of defences), each Guarantor expressly confirms that it intends that the guarantee created under this Agreement shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Debt Documents and/or any facility, other financing or amount made available under any of the Debt Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; incurring new secured and guaranteed debt in accordance with the terms of the Debt Documents; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities or other financing; refinancing any other indebtedness; making facilities or other financing available to new borrowers; any other variation or extension of the purposes for which any such facility, financing or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

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8.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring the Security Agent or any Secured Party (or any trustee or agent on its behalf), to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Agreement. This waiver applies irrespective of any law or any provision of a Debt Document to the contrary.

8.6	Additional security

The guarantee created under this Agreement shall be in addition to, and not prejudice or affect, any other security or guarantee granted in respect of the Secured Obligations.

8.7	Appropriations

During the Security Period, the Security Agent and each Secured Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by or on behalf of that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Agreement.

9	CHANGES TO THE GUARANTORS

9.1	Additional Guarantors

(a)	Subject to the terms of the Intercreditor Agreement and the other Debt Documents, the Company may request that any member of the Group becomes an Additional Guarantor.

(b)

With effect from the date the Security Agent confirms to the Company that the Security Agent has received (in form and substance satisfactory to it) (i) an Accession Letter duly completed and executed by such member of the Group and the Company and (ii) such other documents and evidence as the Security Agent may reasonably request in connection therewith, that member of the Group shall become an Additional Guarantor.

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9.2	Resignation of a Guarantor

(a)

Subject to the terms of the Intercreditor Agreement and the other Debt Documents, the Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Security Agent a Resignation Letter duly completed and executed by such Guarantor and the Company.

(b)	The Security Agent shall accept a Resignation Letter and notify the Company of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)	no payment is due from the Guarantor under this Agreement or (in its capacity as any type of Debtor) under any other Debt Document (and the Company has confirmed this is the case); and

(iii)	the Security Agent has received (in form and substance satisfactory to it) such other documents and evidence as the Security Agent may reasonably request in connection therewith.

10	MISCELLANEOUS

10.1	Notices

The provisions of clause 22 (Notices) of the Intercreditor Agreement shall apply to this Agreement as if set out in full herein (with any logical adjustments). Any contact details of any party not set out in or provided pursuant to the Intercreditor Agreement shall be those set out on the signature page(s) of this Agreement or any Accession Letter executed by that party (or any substitute contact details provided in writing by that party to the Security Agent).

10.2	Assignment and transfer

(a)	No Guarantor may assign or transfer any of its rights or obligations under this Agreement.

(b)

The Security Agent may assign and/or transfer any of its rights or obligations under this Agreement to any person without the consent of any Guarantor. Each Guarantor shall, immediately upon request by the Security Agent, enter into such documents as may be necessary or desirable to effect such assignment or transfer.

10.3	Partial invalidity

If any provision of this Agreement is for any reason held invalid, illegal or unenforceable in any respect, such illegality, invalidity or unenforceability will not affect any other provision of this Agreement.

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10.4	Remedies and waivers

No failure or delay by the Security Agent in exercising any right, power or remedy vested in it under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.5	Rights of the Security Agent

Without prejudice to or limiting any right the Security Agent may have under the Intercreditor Agreement or any other Debt Document, the Security Agent shall act as agent for the Secured Parties in all matters arising out of or in connection with this Agreement and shall, among others, be entitled to make, pursue and enforce any rights and claims arising under or in respect of this Agreement on behalf of the Secured Parties.

10.6	Conflict

In case of conflict between any term of this Agreement and any term of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail.

11	GOVERNING LAW

This Agreement is governed by Norwegian law.

12	ENFORCEMENT

12.1	Jurisdiction

(a)	The courts of Norway, with Oslo district court (Oslo tingrett) as court of first instance, have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.

(b)

This Clause 12.1 is for the benefit of the Secured Parties only. No Secured Party shall be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

12.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Guarantor agrees that failure by a process agent to notify the relevant Debtor of the process will not invalidate the proceedings concerned.

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Schedule 1
THE ORIGINAL GUARANTORS

Name of Original Guarantor	Company registration number (or equivalent, if any) and jurisdiction
Tidewater Marine Hulls, L.L.C.	41934922K, Louisiana
Gulf Fleet Supply Vessels, L.L.C.	34768667K, Louisiana
Tidewater GOM, Inc.	42220213D, Louisiana
Tidewater Marine Vessels, L.L.C.	41925785K, Louisiana
Tidewater Marine Fleet, L.L.C.	41921190K, Louisiana
GulfMark Americas, Inc.	4071108, Delaware
Tidewater Marine Ships, L.L.C.	41934899K, Louisiana
Tide States Vessels, L.L.C.	41319634K, Louisiana
Tidewater Marine, L.L.C.	34768488K, Louisiana
Twenty Grand Marine Service, L.L.C.	34768557K, Louisiana
Java Boat Corporation	30127440D, Louisiana
Quality Shipyards, L.L.C.	34768589K, Louisiana
Tidewater Marine Sakhalin, L.L.C.	35574644K, Louisiana
Hilliard Oil & Gas, Inc.	C3079-1969, Nevada
S.O.P., Inc.	32417300D, Louisiana
Tidewater Corporate Services, L.L.C.	4937378, Delaware
Tidewater Venture, Inc.	5036754, Delaware
Tidewater Subsea, L.L.C.	41305478K, Louisiana
Tidewater Marine Western, LLC	6485483, Delaware
Tidewater Subsea ROV, L.L.C.	41473725K, Louisiana
GulfMark Management, Inc.	4386616, Delaware
GulfMark Thailand, LLC	5908718, Delaware
GOMI Holdings, Inc.	4983737, Delaware
Gorgon NewCo, LLC	7140083, Delaware
GulfMark Capital, LLC	4048602, Delaware
GulfMark Foreign Investments LLC	6220612, Delaware
GM Offshore, Inc.	2839154, Delaware
Point Marine, L.L.C.	34768508K, Louisiana
Twenty Grand (Brazil), L.L.C.	34914744K, Louisiana
Zapata Gulf Marine, L.L.C.	34768652K, Louisiana
Tide States, L.L.C.	41319656K, Louisiana

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Schedule 2
FORM OF ACCESSION LETTER

To:	Nordic Trustee AS as the Security Agent (on behalf of the Secured Parties)

From:	[Name of Additional Guarantor] and [Name of Company]

Dated:

Guarantee Agreement dated 16 November 2021 (the "Agreement")

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Name of Additional Guarantor] agrees to become an Additional Guarantor pursuant to Clause 9.1 (Additional Guarantors) of the Agreement and to be bound by the terms of the Agreement as a Guarantor.

3.	[Name of Additional Guarantor] is a company duly incorporated under the laws of [Name of jurisdiction] with company registration number [ ], and it has the following contact details:

Address:

E-mail:

Attention:

4.	[Insert any local law limitation language required.]

5.	The provisions of Clause 11 (Governing law) and Clause 12 (Enforcement) of the Agreement shall be incorporated into this Accession Letter as if set out in full herein (with any logical amendments).

[Name of Additional Guarantor]	[Name of Company]
By: ………………………………… Name: Title:	By: ………………………………… Name: Title:

Accepted by the Security Agent on ……………...
Nordic Trustee AS
By: ………………………………… Name: Title:

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Schedule 3
FORM OF RESIGNATION LETTER

To:         Nordic Trustee AS as the Security Agent (on behalf of the Secured Parties)

From:         [Name of resigning Guarantor] and [Name of Company]

Dated:

Guarantee Agreement dated 16 November 2021 ( "Agreement")

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Clause 9.2 (Resignation of a Guarantor) of the Agreement, we request that [Name of resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	no payment is due from [Name of resigning Guarantor] under the Agreement or (in its capacity as any type of Debtor) under any other Debt Document.

4.	The provisions of Clause 11 (Governing law) and Clause 12 (Enforcement) of the Agreement shall be incorporated into this Resignation Letter as if set out in full herein (with any logical amendments).

[Name of resigning Guarantor]	[Name of Company]
By: ………………………………… Name: Title:	By: ………………………………… Name: Title:

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SIGNATURES

THE COMPANY

Tidewater Inc.
By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072 E-mail: DVorst@TDW.com Attention: Darren Vorst

THE ORIGINAL GUARANTORS

Tidewater Marine Hulls, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Gulf Fleet Supply Vessels, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Tidewater GOM, Inc.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Tidewater Marine Vessels, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Tidewater Marine Fleet, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail DVorst@TDW.com Attention: Darren Vorst

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GulfMark Americas, Inc.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Tidewater Marine Ships, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Tide States Vessels, L.L.C.
By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst
Tidewater Marine, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Twenty Grand Marine Service, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Java Boat Corporation

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Quality Shipyards, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Page | 18 of 21

Tidewater Marine Sakhalin, L.L.C.
By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Hilliard Oil & Gas, Inc.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

S.O.P., Inc.
By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst
Tidewater Corporate Services, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Tidewater Venture, Inc.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Tidewater Subsea, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Tidewater Marine Western, LLC

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Page | 19 of 21

Tidewater Subsea ROV, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

GulfMark Management, Inc.
By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst
GulfMark Thailand, LLC

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

GOMI Holdings, Inc.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Gorgon NewCo LLC

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

GulfMark Capital, LLC

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Page | 20 of 21

GulfMark Foreign Investments LLC

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst
GM Offshore Inc.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst
Point Marine, L.L.C.
By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Twenty Grand (Brazil), L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Zapata Gulf Marine, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

Tide States, L.L.C.

By: ………………………………… Name: Title:	Address: 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, USA E-mail: DVorst@TDW.com Attention: Darren Vorst

THE SECURITY AGENT

Nordic Trustee AS
By: ………………………………… Name: Title:

Page | 21 of 21